THIRD ADDENDUM TO REVOLVING CREDIT FACILITY AGREEMENT OF 14 DECEMBER 2022 This third addendum (hereinafter the “Addendum”) is entered into on this 31 day of December 2025, by and between: (1) DREW HOLDINGS LTD.; and (2) HIMALAYA SHIPPING LTD. (hereinafter collectively referred to as the "Parties" and, individually, as a "Party"). WHEREAS: A. The Parties entered into an agreement on the 14th of December 2022, regarding a revolving loan facility in the original principal amount of USD 15,000,000 (as amended and restated by a first addendum dated 18 December 2023 and a second addendum dated 31 October 2024, the “Agreement”); and B. The Parties have agreed to make amendments to the Agreement on the terms and conditions set out herein, including an extension of the ultimate maturity date and the availability period for the Facility. 1. AMENDMENTS TO THE AGREEMENT The Parties agree that: 1.1 the repayment date of “31 December 2026” in section 4.1 (iii) of the Agreement shall be replaced with “31 December 2027”; 1.2 the final drawdown date of “31 December 2025” in section 4.3 of the Agreement shall be replaced with “31 December 2026”; 1.3 on the basis of the above, the Agreement shall be amended as set out in schedule 1 hereto. 2. GOVERNING LAW AND JURISDICTION 2.1 This Addendum shall be governed by and construed in accordance with Norwegian law. 2.2 The Parties agree to submit to the non-exclusive jurisdiction of the courts of Norway. [Separate signature page to follow.]

[Signature page to addendum to RCF between Himalaya Shipping Ltd. and Drew Holdings Ltd.] This Addendum has been entered into on the date stated on the first page hereof. For and on behalf of DREW HOLDINGS LTD. _________________________ Name: [***] Title: [***] For and on behalf of HIMALAYA SHIPPING LTD. _________________________ Name: [***] Title: [***] SCHEDULES: - Schedule 1: Amended and Restated Revolving Credit Facility Agreement